As filed with the Securities and Exchange Commission on January 22, 2024

Registration File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digihost Technology Inc.

(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Yonge Street, Suite 1601 Toronto, Ontario, M5C 1T4 (Address of Principal Executive Offices)

Digihost Technology Inc. Restricted Share Unit Incentive Plan

Digihost Technology Inc. Stock Option Plan

(Full title of the plans)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood

Alyse A. Sagalchik

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I of Form S-8 (Plan Information and Registrant Information and Employee Annual Information) have been or will be delivered to each participant in the Digihost Technology Inc. Restricted Share Unit Incentive Plan, effective June 19, 2023 and as amended on January 18, 2024, and under the Digihost Technology Inc. Stock Option Plan, effective June 19, 2023 and as amended on January 18, 2024, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. This information has been omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the Commission on July 14, 2023 (the “2022 Annual Report”);

(b)	Condensed Interim Consolidated Financial Statements for the three months ended March 31, 2023, dated as at March 31, 2023 and filed on May 15, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed on May 15, 2023);

(c)	Management’s Discussion and Analysis for the three months ended March 31, 2023, dated as at March 31, 2023 and filed on May 15, 2023 (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 6-K filed on May 15, 2023);

(d)	Condensed Interim Consolidated Financial Statements for the three and six months ended June 30, 2023, dated as at June 30, 2023 and filed on August 14, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed on August 14, 2023);

(e)	Management’s Discussion & Analysis for the three and six months ended June 30, 2023, dated as at June 30, 2023 and filed on August 14, 2023 (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 6-K filed on August 14, 2023);

(f)	Material Change Report dated August 15, 2023 (filed as Exhibit 99.5 to the Registrant’s Current Report on Form 6-K filed on August 15, 2023).

(g)	Interim Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2023, dated as at September 30, 2023 and filed on November 13, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed on November 13, 2023);

(h)	Management’s Discussion & Analysis for the three and nine months ended September 30, 2023, dated as at September 30, 2023 and filed on November 13, 2023 (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 6-K filed on November 13, 2023);

(i)	Material Change Report of the Registrant dated November 14, 2023 (filed as Exhibit 99.1 to our Current Report on Form 6-K filed on November 14, 2023); and

(j)	The description of the Registrant’s Subordinate Voting Shares contained in Exhibit 2(d) to the 2022 Annual Report, and any amendments or reports filed with the Commission for the purpose of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any report furnished on Form 6-K if and only to the extent that such report on Form 6-K provides, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in the registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant, a director or officer of another corporation that at the time the corporation is or was an affiliate of the Registrant or who, at the request of the Registrant, is or was a director or officer or holds a position equivalent to that of, a director or officer of a corporation, partnership, trust, joint venture or other unincorporated entity, against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual if the indemnity or payment is prohibited by the Registrant’s memorandum of articles and unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a proceeding other than a civil proceeding the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys reasonably incurred to an individual described above for the costs, charges and expenses, including legal and other fees, of a proceeding described above; however, the individual shall provide the Registrant with a written undertaking that should the payment of costs, charges and expenses of a proceeding be determined to be prohibited under the BCBCA, the individual shall repay the moneys.

The articles of the Registrant provide that the Registrant shall indemnify a director or former director of the Registrant and their heirs and legal representatives against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action. The articles of the Registrant also provide that the Registrant may purchase and maintain such insurance for the benefit of a director, officer, employee or agent of the Registrant, a former director, officer, employee or agent of the Registrant, an individual who at the request of the Registrant is or was a director, officer, employee or agent of a corporation or of a partnership, joint venture or other unincorporated entity or an individual who at the request of the Registrant holds or held a position equivalent to that of a director or officer of a partnership, joint venture or other unincorporated entity, against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburse the Registrant for payments made pursuant to the indemnity provisions under the articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Articles of Incorporation of Chortle Capital Corp. (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.2	Certificate of Change of Name to Hashchain Technology Inc. (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.3	Notice of Articles (incorporated by reference to Exhibit 1.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.4	Certificate of Change of Name to Digihost Technology Inc. (incorporated by reference to Exhibit 1.4 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.5	Notice of Articles (incorporated by reference to Exhibit 1.5 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.6	Notice of Articles (incorporated by reference to Exhibit 1.6 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.7	Description of Securities (incorporated by reference to Exhibit 2(d) to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)

4.8	Digihost Technology Inc. Restricted Share Unit Incentive Plan

4.9	Digihost Technology Inc. Stock Option Plan

5.1	Opinion of Peterson McVicar LLP

23.1	Consent of Raymond Chabot Grant Thornton LLP

23.3	Consent of Peterson McVicar LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

107	Filing Fee Table

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, United States of America, on January 22, 2024.

DIGIHOST TECHNOLOGY INC.

By:	/s/ Michel Amar
	Name:	Michel Amar
	Title:	Chief Executive Officer

POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel Amar and Paul Ciullo, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michel Amar	Chief Executive Officer and Chairman	January 22, 2024
Michel Amar	(Principal Executive Officer)

/s/ Paul Ciullo	Chief Financial Officer	January 22, 2024
Paul Ciullo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alec Amar	President and Director	January 22, 2024
Alec Amar

/s/ Gerard Rotonda	Director	January 22, 2024
Gerard Rotonda

/s/ Adam Rossman	Director	January 22, 2024
Adam Rossman

/s/ Zhichao Li	Director	January 22, 2024
Zhichao Li

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on January 22, 2024.

Cogency Global Inc. as authorized representative for Digihost Technology Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.